Exhibit 1.01

Colgate-Palmolive Company
Conflict Minerals Report
for the Year Ended December 31, 2021

This Conflict Minerals Report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 relating to “conflict minerals” (the “Rule”). For purposes of the Rule, “conflict minerals” are limited to cassiterite, columbite-tantalite, wolframite and gold, including their derivatives, which are limited to tin, tantalum and tungsten.
Introduction
Colgate-Palmolive Company (the “Company”) is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Our products are marketed in over 200 countries and territories throughout the world. As a result of the Company’s global operations, its supply chain sources materials, finished products and services globally and from a large number of suppliers. The Company does not typically source any minerals, including conflict minerals, directly from mines, smelters or refiners and is several supply chain levels removed from these market activities.

The Company manufactures and markets a wide array of oral care, personal care, home care and pet nutrition products. As required by the Rule, the Company has conducted a review of its products to determine whether they contain conflict minerals that are necessary to their functionality or production. Only a small number of the Company’s products were determined to contain necessary conflict minerals. The Company determined that necessary conflict minerals were contained in components of its electric and battery toothbrushes and its whitening tray and certain other oral care devices.

Reasonable Country of Origin Inquiry
As required by the Rule, the Company conducted a reasonable country of origin inquiry into its supply chain to determine whether any of the conflict minerals contained in its products originated in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”).
Supplier Survey
The Company identified its materials and products that contain necessary conflict minerals by reviewing its reasonable country of origin inquiry survey results from the prior year, searching its product formula database and interviewing internal product ingredient experts. The Company requested that each of the suppliers of these materials and/or products complete the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”). Responses were reviewed for consistency and completeness, and follow-up inquiries were conducted if necessary. The results of the supplier survey were discussed with members of senior management.
Results of Survey
The Company received responses from 100% of the surveyed suppliers. All but two of the surveyed suppliers indicated that the smelters in their supply chains do not source conflict minerals from the Covered Countries. As of May 20, 2022, 72% of the smelters identified by the surveyed suppliers were listed as “compliant” with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols, meaning they either had a currently valid audit or a re-audit in progress or as “active” (meaning they are participating in the RMAP by agreeing to complete the audit process). 28% of the smelters identified by the surveyed suppliers were not listed as “compliant” or “active” by RMI; 97% of these smelters were provided by one supplier. This supplier has previously indicated that none of the smelters identified in its supply chain is known by this supplier as sourcing conflict minerals that directly or indirectly finances or benefits armed groups in the Covered Countries. In addition, two of the surveyed suppliers were unable to identify all of the smelters supplying conflict minerals to its supply chain, so there may be other non-identified smelters in the Company’s supply chain. One of the suppliers indicated that 100% of the conflict minerals necessary to the functionality or production of its products originated from recycled or scrap sources.

Due Diligence Process
The Company has exercised due diligence on its supply chain, with the goal of determining that the necessary conflict minerals contained in its products did not directly or indirectly finance or benefit armed groups in the Covered Countries. The Company designed its due diligence process to comply in all substantive respects to the framework set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”).
The Company performed the following due diligence steps:
(1)Establish strong company management systems
•The Company has adopted a conflict minerals policy, which includes information on how to contact the Company for further information and/or to report concerns. The policy is available in the “Sustainability” section of the Company’s website at https://www.colgatepalmolive.com.
•The Company has incorporated its conflict minerals policy into its Third Party Code of Conduct, which conveys the Company’s expectations regarding ethical conduct to third parties with whom the Company does business.
•The Company has established a team comprised of employees from its procurement, legal and sustainability functions to design and implement its conflict minerals compliance efforts with senior executive level support and oversight.
•The Company has provided background information and training on the Rule to employees involved in its conflict minerals compliance efforts.
•The Company requested relevant suppliers to identify the smelters of the conflict minerals in their materials or products.
•The Company requires that conflict minerals documentation be retained for six years pursuant to the Company’s document retention policy.

(2)Identify and assess risks in the supply chain
•As described above under “Reasonable Country of Origin Inquiry,” in order to determine the mine or location of origin of the conflict minerals in the Company’s supply chain with the greatest possible specificity, the Company requested its relevant suppliers to complete the Conflict Minerals Reporting Template developed by RMI.
•The Company reviewed the supplier responses for inconsistent and/or incomplete responses that might indicate a potential risk.
•The Company compared the smelters identified by its suppliers against the RMAP’s lists of compliant and active smelters.

(3)Design and implement a strategy to respond to identified risks
The Company implemented a risk management plan designed to identify, monitor and mitigate identified risks. Elements of the plan included:
•providing updates to senior management in the finance, supply chain and legal functions;
•sending corrective action follow-up notices to suppliers who provided incomplete and/or inconsistent responses to the Company’s information requests;
•informing relevant suppliers, including new suppliers during the onboarding process, about the Company’s conflict minerals policy; and
•encouraging suppliers who provided inconsistent or incomplete responses to improve their due diligence practices in accordance with the Company’s conflict minerals policy.

(4)Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
The Company does not conduct audits of smelters. The Company relies on the RMAP to audit smelters that may be in the Company’s supply chain. If a surveyed supplier identifies a smelter that is not listed as compliant or active with RMAP’s assessment protocols, the Company follows up with the supplier for additional information and further action.

(5)Report on supply chain due diligence
This Conflict Minerals Report and the Company’s Specialized Disclosure Report (Form SD) are available in the “Investors” section of the Company’s website at https://www.colgatepalmolive.com. The reference to the Company’s website is provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the U.S. Securities and Exchange Commission (the “SEC”).
Smelters
Attached as an Annex to this Conflict Minerals Report is an aggregated list of the smelters reported to the Company by its suppliers of conflict minerals. Some of the suppliers that provided this information did so on a company or division level, and not in relation to specific products. Therefore, the Company is unable to determine whether many of these smelters are actually in the Company’s supply chain. In addition, as noted above, because two of the surveyed suppliers were unable to identify all of the smelters in its supply chain, there may be other non-identified smelters in the Company’s supply chain.

Ongoing Risk Mitigation Efforts
The Company has implemented an ongoing risk mitigation plan that is intended to strengthen its supply chain due diligence capability and traceability with respect to conflict minerals and reduce the risk that the sourcing of any conflict minerals benefits armed groups in the Covered Countries. The Company’s ongoing risk mitigation efforts include:
•seeking to incorporate supplier contract language and/or terms and conditions that require relevant suppliers to cooperate with the Company’s conflict minerals compliance efforts;
•continuing to engage with the Company’s suppliers, including new suppliers, to develop and enhance their due diligence processes; and
•sharing the Company’s conflict minerals policy with suppliers.

Cautionary Statement on Forward-Looking Statements

This Conflict Minerals Report, including the description of the Company’s ongoing risk mitigation efforts, contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases). These statements are made on the basis of the Company’s views and expectations as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. The Company cautions investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements due to factors such as the implementation of satisfactory traceability and other compliance measures by the Company’s direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source conflict minerals, internal and external resource restraints, and political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. For a description of certain factors that could cause the Company’s future events or results to differ materially from those expressed in any forward-looking statement, please refer to the Company’s filings with the SEC, including, without limitation, information under captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q.

Annex
Smelters

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
CID000035	Gold	Agosi AG	GERMANY	Compliant
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
CID000082	Gold	Asahi Pretec Corp.	JAPAN	Compliant
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	*
CID000113	Gold	Aurubis AG	GERMANY	Compliant
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
CID000157	Gold	Boliden AB	SWEDEN	Compliant
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
CID000180	Gold	Caridad	MEXICO	*
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA	*
CID000233	Gold	Chimet S.p.A.	ITALY	Compliant
CID000264	Gold	Chugai Mining	JAPAN	Compliant
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	*
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
CID000401	Gold	Dowa	JAPAN	Compliant
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Compliant
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	*
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	*
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	*
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	*
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Compliant
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	Compliant
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY	Compliant
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	*
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	*
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	*
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Compliant
CID000823	Gold	Japan Mint	JAPAN	Compliant
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	*
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	*
CID000957	Gold	Kazzinc	KAZAKHSTAN	Compliant
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	*
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA	*
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA	*
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	*
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	*
CID001113	Gold	Materion	UNITED STATES OF AMERICA	Compliant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	*
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	*
CID001352	Gold	MKS PAMP S.A.	SWITZERLAND	Compliant
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	*
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	*
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	Compliant
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
CID001534	Gold	Royal Canadian Mint	CANADA	Compliant
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	*
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	*
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	*
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	*
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN	*
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	*
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Compliant
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	*
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	Compliant
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL	*
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
CID002003	Gold	Valcambi S.A.	SWITZERLAND	Compliant
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
CID002100	Gold	Yamakin Co., Ltd.	JAPAN	Compliant
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
CID002282	Gold	Morris and Watson	NEW ZEALAND	*
CID002290	Gold	SAFINA A.S.	CZECHIA	Compliant
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA	*
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Compliant
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA	*
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	*
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	*
CID002580	Gold	T.C.A S.p.A	ITALY	Compliant
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	*
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA	*
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
CID002606	Gold	Marsam Metals	BRAZIL	Compliant
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Compliant
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active
CID002761	Gold	SAAMP	FRANCE	Compliant
CID002762	Gold	L'Orfebre S.A.	ANDORRA	Compliant
CID002763	Gold	8853 S.p.A.	ITALY	Compliant
CID002765	Gold	Italpreziosi	ITALY	Compliant
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY	*
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA	*
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
CID002853	Gold	Sai Refinery	INDIA	*
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA	*
CID002863	Gold	Bangalore Refinery	INDIA	Compliant
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	*
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	*
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA	*
CID002893	Gold	JALAN & Company	INDIA	*
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
CID002973	Gold	Safimet S.p.A	ITALY	Compliant
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	*
CID003186	Gold	Gold Coast Refinery	GHANA	*
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF	Compliant
CID003195	Gold	TSK Pretech	KOREA, REPUBLIC OF	*
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA	*

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	*
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA	*
CID003383	Gold	Sovereign Metals	INDIA	*
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Compliant
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Compliant
CID003461	Gold	Augmont Enterprises Private Limited	INDIA	Active
CID003463	Gold	Kundan Care Products Ltd.	INDIA	*
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	*
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	*
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	*
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	*
CID003497	Gold	K.A. Rasmussen	NORWAY	*
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active
CID003540	Gold	Sellem Industries Ltd.	MAURITANIA	*
CID003548	Gold	MD Overseas	INDIA	*
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	*
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Compliant
CID003615	Gold	WEEEREFINING	FRANCE	Active
CID003617	Gold	Value Trading	BELGIUM	*
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	*
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Compliant
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
CID001076	Tantalum	AMG Brasil	BRAZIL	Compliant
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
CID001200	Tantalum	NPM Silmet AS	ESTONIA	Compliant
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
CID002539	Tantalum	KEMET de Mexico	MEXICO	Compliant
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND	Compliant
CID002545	Tantalum	TANIOBIS GmbH	GERMANY	Compliant
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Compliant
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Compliant
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Compliant
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
CID002847	Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Compliant
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Compliant
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	Compliant
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
CID000402	Tin	Dowa	JAPAN	Compliant
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL	Compliant
CID000468	Tin	Fenix Metals	BRAZIL	Compliant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Compliant
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	*
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	Compliant
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
CID001182	Tin	Minsur	PERU	Compliant
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Compliant
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	*
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA	*
CID001428	Tin	PT Babel Inti Perkasa	INDONESIA	*
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Compliant
CID001457	Tin	PT Panca Mega Persada	INDONESIA	*
CID001458	Tin	PT Prima Timah Utama	INDONESIA	Compliant
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	Compliant
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA	Compliant
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA	Compliant
CID001486	Tin	PT Timah Nusantara	INDONESIA	Active
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
CID001493	Tin	PT Tommy Utama	INDONESIA	*
CID001539	Tin	Rui Da Hung	TAIWAN	Compliant
CID001758	Tin	Soft Metais Ltda.	BRAZIL	Compliant
CID001898	Tin	Thaisarco	THAILAND	Compliant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM	*
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Company, Ltd.	CHINA	Compliant
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	Active
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA	*
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL	*
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
CID002570	Tin	CV Ayi Jaya	INDONESIA	*

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	*
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	*
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	*
CID002593	Tin	PT Rajehan Ariq	INDONESIA	Compliant
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	*
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
CID002756	Tin	Super Ligas	BRAZIL	Active
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	Compliant
CID002774	Tin	Metallo Spain S.L.U.	SPAIN	Compliant
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	Active
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Compliant
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	*
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	*
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA	*
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
CID003205	Tin	PT Bangka Serumpun	INDONESIA	Compliant
CID003208	Tin	Pongpipat Company Limited	MYANMAR	*
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Compliant
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	*
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Compliant
CID003380	Tin	PT Masbro Alam Stania	INDONESIA	*
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA	Compliant
CID003387	Tin	Luna Smelter, Ltd.	RWANDA	Compliant
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	*
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA	*
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	*
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
CID003524	Tin	CRM Synergies	SPAIN	Compliant
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Compliant
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	*
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	*
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	*
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	*
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Compliant
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Compliant
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM	Compliant
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	*
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Compliant
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Compliant
CID002647	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	*
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status (1)
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	*
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	Compliant
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	*
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Compliant
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Compliant
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Compliant
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Compliant
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
CID003417	Tungsten	GEM Co., Ltd. (Hubei Green Tungsten Co., Ltd.)	CHINA	*
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
CID003448	Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	*
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL	Compliant
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION	*
CID003609	Tungsten	Fujian Xinlu Tungsten	CHINA	Compliant
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Active
CID003614	Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Active
CID003643	Tungsten	LLC Vostok	RUSSIAN FEDERATION	*
(1) Smelters identified as “Compliant” are listed as complying with the RMAP assessment protocols and include (a) smelters with currently valid audits and (b) smelters with re-audits in progress, and smelters identified as “Active” are listed as having agreed to complete the RMAP audit process, in each case as of May 20, 2022.

* Smelters identified as neither “Compliant” nor “Active” by RMI as of May 20, 2022.